Exhibit 3.1

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	Progress Software Corporation

(2) Registered office address:	14 Oak Park Drive, Bedford, Massachusetts 01730

(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	III

(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	April 28, 2011

(month, day, year)

(5) Approved by:

(check appropriate box)

☐	the Incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	100,000,000	$0.01
		Preferred	1,000,000	$0.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	200,000,000	$0.01
		Preferred	1,000,000	$0.01

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	/s/ Stephen Faberman	,

(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this	12th	day of	December	,	2011	.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100,000.00 having been paid, said articles are deemed to have been filed with me this 13 day of Dec, 2011, at 3:36 a.m./p.m.

                                                                                      time

Effective date:	December 13 2011
(must be within 90 days of date submitted)

/s/ WILLIAM FRANCIS GALVIN WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

Shana York, Associate Counsel

Progress Software Corporation

14 Oak Park Drive, Bedford, Massachusetts 01730

Telephone:	781-280-4000

Email:	syork@progress.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We	Norman R. Robertson	, *Vice President

and	James D. Freedman	, *Clerk

of	Progress Software Corporation
(Exact name of corporation)

	located at	14 Oak Park Bedford, Massachusetts 01730
(Street address of corporation in Massachusetts)
certify that these Articles of Amendment affecting articles numbered:
3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)
of the Articles of Organization were duly adopted at a meeting held on April 20 , 2000, by vote of

28,427,333 shares of     Common Stock                                             of 35,686,598               shares outstanding,

                                               (type, class & series, if any)

                   shares of                                                                           of                           shares outstanding, and

                                               (type, class & series, if any)

                   shares of                                                                           of                                  shares outstanding,

                                               (type, class & series, if any)

C ☐ P ☐ M ☐ R.A. ☐	being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or

* Delete the inapplicable words.            ** Delete the inapplicable clause.

1 For amendments adopted pursuant to Chapter 156B, Section 70.

2 For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 × 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	75,000,000	$0.01

Preferred:		Preferred:	1,000,000	$0.01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	100,000,000	$0.01

Preferred:		Preferred:	1,000,000	$0.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                     .

SIGNED UNDER THE PENALTIES OF PERJURY, this	17th	day of	June	,	2000	,

/s/ Norman R. Robertson	,	*Vice President.
Norman R. Robertson

/s/ James D. Freedman	,	*Clerk.
James D. Freedman

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and the filing fee in the amount of $25,000 having been paid, said articles are deemed to have been filed with me this 18th day of July 2000.

Effective date:

/s/ WILLIAM FRANCIS GALVIN WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

James W. Romeo, Counsel

Progress Software Corporation

14 Oak Park Bedford, Massachusetts 01730

Telephone:	(781) 280-4000

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We	Joseph W. Alsop	, *President

and	James D. Freedman	, *Clerk

of	Progress Software Corporation

(Exact name of corporation)

	located at:	14 Oak Park Bedford, Massachusetts 01730
(Street address of corporation in Massachusetts)
certify that these Articles of Amendment affecting articles numbered:
3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)
of the Articles of Organization were duly adopted at a meeting held on April 23 , 1999, by vote of

11,725,870 shares of     Common Stock                                             of 17,269,526               shares outstanding,

                                               (type, class & series, if any)

                   shares of                                                                            of                           shares outstanding and

                                               (type, class & series, if any)

                   shares of                                                                            of                                  shares outstanding,

                                               (type, class & series, if any)

C ☐ P ☐ M ☐ R.A. ☐	being at least a majority of each type, class or series outstanding and entitled to vote thereon / or

* Delete the inapplicable words.            ** Delete the inapplicable clause.

1 For amendments adopted pursuant to Chapter 156B, Section 70.

2 For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 × 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	50,000,000	$.01

Preferred:		Preferred:	1,000,000	$.01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	75,000,000	$.01

Preferred:		Preferred:	1,000,000	$.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this     5th     day of     May        , 1999        .

/s/ Joseph W. Alsop	,	*President
Joseph W. Alsop

/s/ James D. Freedman	,	*Clerk
James D. Freedman

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $25,000.00 having been paid, said article is deemed to have been filed with me this 6th day of May, 1999.

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

James W. Romeo, Counsel
Progress Software Corporation
14 Oak Park
Bedford, MA 01730

The Commonwealth of Massachusetts
William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72)

We,	Joseph W. Alsop	*President

and	James D. Freedman	*Assistant Clerk

of	Progress Software Corporation	,
(Exact name of corporation)

located at	14 Oak Park, Bedford, Massachusetts 01730	,
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on August 25 , 1997 , by vote of:

	9,091,013	shares of	Common Stock	of	12 ,397 ,249	shares outstanding,
(type, class & series, if any)

		shares of		of		shares outstanding, and
(type, class & series, if any)

		shares of		of		of shares outstanding,
(type, class & series, if any)

C P M R.A.	**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/

*Delete the unapplicable words **Delete the unapplicable clause. 1 For amendments adopted pursuant to Chapter 156B, Section 70. 2 For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient , additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHAKES	PAR VALUE
Common:		Common:	20,000,000	$.01

Preferred:		Preferred;	1,000,000	$.01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	50,000,000	$.01

Preferred:		Preferred:	1,000,000	$.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this     17th     day of     November        , 1997        .

/s/ Joseph W. Alsop	,	*President
Joseph W. Alsop

/s/ James D. Freedman	,	*Assistant Clerk
James D. Freedman

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $30,000 having been paid, said articles are deemed to have been filed with me this 17th day of November 1997.

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

James D. Freedman
Vice President and General Counsel Progress Software Corporation
14 Oak Park Bedford, MA 01730

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108 ARTICLES OF AMENDMENT General Laws, Chapter 156B, Section 72

We	Joseph W. Alsop	President and
	James D. Freedman	Assistant Clerk of

Progress Software Corporation
(EXACT Name of Corporation)

located at:	14 Oak Park, Bedford, Massachusetts 01730
(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3

(Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Article of Organization were duly adopted at a meeting held on August 19, 1994 by vote of:

4,691,137	shares of	Common Stock	out of	6,161,971	shares outstanding,
		type, class & series, (if any)

	shares of		out of		shares outstanding, and
		type, class & series, (if any)

	shares of		out of		shares outstanding,
		type, class & series, (if any)

	CROSS OUT INAPPLICABLE CLAUSE	being at least a majority of each type, class or series outstanding and entitled to vote thereon: -

C ☐ P ☐ M ☐ R.A. ☐

1 For amendments adopted pursuant to Chapter 156B, Section 70.

2 For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheet of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON		COMMON:	8,500,000	$.01

PREFERRED:		PREFERRED:	1,000,000	$.01

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	20,000,000	$.01

PREFERRED:		PREFERRED:	1,000,000	$.01

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 3rd day of January, in the year 1995.

/s/ Joseph W. Alsop	President/Vice President

/s/ James D. Freedman	Clerk/Assistant Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $11,500 having been paid, said articles are deemed to have been filed with me this 19th day of January, 1995

/s/ WILLIAM FRANCIS GALVIN

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

TO:	Ms. Sheila P. Kelley, Associate Counsel

Progress Software Corporation

14 Oak Park, Bedford, Massachusetts 01730

	Telephone	(617) 280-4976

The Commonwealth of Massachusetts
MICHAEL JOSEPH CONNOLLY Secretary of State ONE ASHBURTON PLACE, BOSTON, MASS: 02108 RESTATED ARTICLES OF ORGANIZATION General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Security of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Joseph W. Alsop	, President , and
	Robert L. Birnbaum	, Assistant Clerk of

Progress Software Corporation (Name of Corporation)

located at 5 Oak Park, Bedford, Massachusetts 01730 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on July 1, 1991, by vote of

     1,754,838         shares of                      common stock                        out of      1,905,050         shares outstanding,

                                                                     (Class of Stock)

        719,875         shares of     Series A Convertible Preferred Stock     out of         755,500     shares outstanding, and

                                                                     (Class of Stock)

        520,000         shares of     Series B Convertible Preferred Stock     out of         520,000         shares outstanding,

                                                                     (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.      The name by which the corporation shall be known is: -

Progress Software Corporation

2.      The purpose for which the corporation is formed are as follows: -

See Attachment 2A

C ☐ P ☐ M ☐ RA ☐

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 × 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE

Preferred		1,000,000	$.01

Common		9,500,000	$.01

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See Attachment 4A attached hereto and incorporated herein by reference.

*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None.

*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Attachments 6A-6G.

*	If there are no such provisions, state “None”.

2A. PURPOSES

To build, construct, design, develop, purchase, lease, or otherwise acquire, and to hold, use, lease, manage, operate, equip, maintain, sell, mortgage, pledge, deal in or with any and all kinds of properties, real, personal, or mixed, tangible or intangible, and generally to engage in a manufacturing and merchandising, designing, developing and evaluating business in the field of computer information systems, computer systems and programming services.

To acquire, and pay for in cash, stock or bonds of the corporation, or otherwise, the good will, rights, assets and properties and to undertake, guarantee or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, formulae, inventions, improvements and processes, trade secrets, trade-marks, and trade names relating to or useful in connection with any business of the Corporation.

To incur liabilities and borrow money and to insure notes, bonds or other evidences of indebtedness and to secure the same mortgage or pledge of any part or all of the properties of any and every kind of the Corporation.

To purchase, subscribe for or otherwise acquire, register, hold, sell, assign, trasfer, pledge or otherwise dispose of shares of stock, bonds, notes and other securities and evidences of interest in or indebtedness of any government or political subdivisions thereof and of any person, firm or corporation of this or any other state or country, and while the owner or holder thereof to exercise all the rights, powers and privileges of ownership, in the same manner that an individual might do.

To purchase, hold, sell and transfer the shares of its own capital stock or any other securities issued by it; provided (1) it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, unless otherwise permitted by law, (2) such purchase, sale or transfer is not otherwise prohibited by law, and (3) shares of its own capital stock belonging to it shall not be voted on directly or indirectly.

To have one or more offices and to carry on any or all of its operations and business in any of the states, districts, territories or colonies of the United States, in the Provinces of Canada, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, province or country.

To carry on business incidental to and in connection with the foregoing and to have and exercise all the powers conferred by the laws of Massachusetts upon corporations formed under the General Laws of Massachusetts and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause, but the objects and powers specified in each of the foregoing clauses of this article shall be regarded as independent purposes.

To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those preferred to in the foregoing paragraphs.

4A. PREFERRED STOCK

A.	DESIGNATION OF CLASSES.

The authorized classes of capital stock of the Corporation shall be designated, respectively, the Common Stock and the Preferred Stock.

Any and all shares of stock issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock; and the holder of such shares shall not be liable for any further call or assessment of any other payment thereon.

B.	COMMON STOCK.

Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provisions of these Articles of Organization, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. No share of Common Stock shall entitle its holder to have any preemptive right in or preemptive right to subscribe to any additional shares of Common Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities. Subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive all assets of the Corporation available for distribution to its stockholders.

C.	PREFERRED STOCK.

1. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock, with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

2. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)	the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

(ii)	whether any dividends shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)	whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(iv)	whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v)	whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(vi)	whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

(vii)	the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

(viii)	whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

(ix)	any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

6A. CERTAIN BUSINESS COMBINATIONS

(a) Vote Required for Certain Business Combinations.

(1) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Organization, and except as otherwise expressly provided in paragraph (b) of this Article 6A;

(i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries; or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries, except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

(iv) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article 6A, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of these Articles of Organization). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or by any other provisions of these Articles of Organization or any Certificate of Designation (as defined in Article 4 of these Articles of Organization), or in any agreement with any national securities exchange or otherwise.

(2) Definition of “Business Combination”. The term “Business Combination” as used in this Article 6A shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of subparagraph (1) of this paragraph (a).

(b) When Higher Vote Is Not Required. The provisions of paragraph (a) of this Article 6A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Organization, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following subparagraph (b)(1) is met, or, in the case of any other Business Combination, all of the conditions specified in the following subparagraphs (b)(1) and (b)(2) are met:

(1) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the members of the Board of Directors (the “Board”) who are Disinterested Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Disinterested Director.

(2) Price and Procedural Requirements. All of the following conditions shall have been met:

(i) The aggregate amount of the cash, and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock of the Corporation in such Business Combination shall be at least equal to the higher of the following:

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder or any of its Affiliates for any shares of

Common Stock of the Corporation acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(B) the Fair Market Value per share of Common Stock of the Corporation on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher.

(ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(2)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class of Voting Stock acquired or beneficially owned by it that were acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation; or

(C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date o_ on the Determination Date, whichever is higher.

(iii) The price determined in accordance with subparagraphs (i) and (ii) of this subparagraph (b)(2) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(iv) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder immediately prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares meeting all of the terms and conditions of this paragraph (2) (provided, however, that the failure of any stockholders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this subparagraph (2)(iv) from being satisfied).

(v) The consideration to be received by holders of any particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

(vi) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation; (B) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(vii) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(viii) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the Disinterested Directors so requests, an opinion of a reputable investment banking firm which shall be selected by a majority of the Disinterested Directors, furnished with all information such investment banking firm reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation’s receipt of such opinion, as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of voting Stock (other than the Interested Stockholder).

(c) Certain Definitions. For the purposes of this Article 6A:

(1) A “person” shall include any individual, group acting in concert, corporation, partnership, association, joint venture, pool, joint stock company, trust, unincorporated organization or similar company, syndicate, or any group formed for the purpose of acquiring, holding or disposing of securities.

(2) “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the then outstanding Voting Stock; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the 1933 Act.

(3) A person shall be a “beneficial owner” of any shares of Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act, as in effect on June 30, 1991; or

(ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase; or (B) the right to vote pursuant to any agreement, arrangement, understanding or otherwise; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (II) is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Exchange Act, as in effect on June 30, 1991, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent permitted by the provision of subparagraph (c)(3)(ii)(B) above) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purpose hereof, to beneficially own any shares of Voting Stock held under any such plan.

(4) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (c)(2), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(3), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(5) “Affiliate” and “Associate” shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on June 30, 1991.

(6) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

(7) “Disinterested Director” means any Director of the Corporation who is not an Affiliate or Associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is not an Affiliate or Associate of the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then serving on the Board.

(8) “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding and including the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

(9) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs (b)(2)(i) and (ii) of this Article 6A shall include the shares of Common Stock of the Corporation and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

(10) For the purposes of determining the “Announcement Date,” in the event that the first public announcement of the proposal of the Business Combination is made after the close on such date of any securities exchange registered under the Exchange Act on which any shares of the Voting Stock of the Corporation are traded, or of the National Association of

Securities Dealers, Inc. Automated Quotations System or any other system on which any shares of the Voting Stock of the Corporation are listed, then the Announcement Date shall be deemed to be the next day on which such exchange or quotations system is open.

(d) Powers of the Board of Directors. A majority of the Board shall have the power and duty to determine for the purposes of this Article 6A, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder, which determination shall be conclusive. Once the Board has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, then a majority of Disinterested Directors, shall have the power and duty to determine for the purposes of this Article 6A, on the basis of information known to them after reasonable inquiry, (i) the number of shares of Voting Stock beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether the assets which may be the subject of any Business Combination have, or the consideration which may be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries and (iv) whether all of the applicable conditions set forth in subsection (b)(2) shall have been met with respect to any Business Combination, any of which determinations by a majority of the Disinterested Directors shall be conclusive. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article 6A, which interpretation shall be conclusive.

(e) No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article 6A shall be construed to relieve any Interested Stockholder of any fiduciary obligation imposed by law.

(f) Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Organization or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or no vote may be specified by law, these Articles of Organization or the By-Laws of the Corporation), and in addition to any affirmative vote of the holders of Preferred Stock or any other class of capital stock of the Corporation or any series of the foregoing then outstanding which is required by law or by or pursuant to these Articles of Organization, the affirmative vote of the holders of eighty percent (80%) or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 6A.

6B. CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

Except as provided in Article 6A of, or as otherwise provided in, these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation or any Subsidiary (as defined in Section (c)(6) of Article 6A of these Articles of Organization) into any other corporation, provided, however, that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

6C. LIMITATION OF LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 and 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective, provided, however, that neither any provision of this Article nor the adoption of this Article shall affect the effectiveness of any predecessor provision of these Articles of Organization pertaining to the elimination or limitation of the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of this Corporation shall, without any further action of the Board of Directors or the stockholders of this Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

6D. MAKING AND AMENDING BY-LAWS

The directors of the Corporation shall have power to make, alter, amend and repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or these Articles of Organization or such By-Laws requires action by the stockholders, who shall also have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By- Laws made by the directors under the powers conferred hereby may be altered, amended, or repealed by the directors or the stockholders. Notwithstanding the foregoing and anything contained in these Articles of Organization to the contrary, Articles III, IV, VII and X of the By-Laws, and this Articles 6D, shall not be altered, amended or repealed by the stockholders, and no provision inconsistent therewith or herewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In addition, notwithstanding the foregoing and anything contained in these Articles of Organization to the contrary, Article VI of the By-Laws may not be altered, amended or repealed, in whole or in part, and no provision inconsistent therewith shall be adopted, by the Board of Directors unless approved by the affirmative vote of at least three-fourths (3/4) of the directors then serving.

6E. PLACES OF MEETINGS OF STOCKHOLDERS

Meetings of the stockholders may be held anywhere in the United States.

6F. PARTNERSHIP IN ANY BUSINESS ENTERPRISE

The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

6G. TRANSACTIONS WITH AFFILIATED PERSONS

The Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which one or more of its directors, officers or stockholders are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such one or more of the directors, officers or stockholders of the Corporation have or may have any interest which is or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholder having such adverse interest may have been necessary to obligate the Corporation upon such contract or transaction.

At any meeting of the Board of Directors of the Corporation (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such directors or directors may vote or act thereat with like force and effect as if he had not such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the directors. A general notice that a director or officer is interested in any corporation or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as a director or an officer of the Corporation by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Corporation. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable on account of such adverse interest to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable on such ground for any gains or profits realized thereon.

BRIEF DESCRIPTION OF AMENDMENTS

Article 3:

Article 3 has been amended by deleting from the Corporation’s authorized capital stock the shares of Series A Convertible Preferred Stock, par value $.01 per share, and Series B Convertible Preferred Stock, par value $.01 per share.

Article 4:	Article 4 has been amended to eliminate the description of, and references to, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

“We further certify that the foregoing restated articles of organization affect no amendments to the articles of organization of the corporation as heretofore amended, accept amendments to the following articles Article 3 and Article 4

(“If there are no such amendments, state “None”.)

Briefly describe amendments in space below:

See page 20 attached hereto.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 16th day of August in the year 1991

/s/ Joseph W. Alsop	President

/s/ Robert L. Birnbaum	Assistant Clerk

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and, the filling fee in the amount of $400 having been paid, said articles are deemed to have been filed with me this 23rd day of August, 1991

/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:

Robert L. Birnbaum, Esquire

Foley, Hoag & Eliot

One Post Office Sq., Boston, MA 02109

Telephone	(617) 482-1390